Exhibit 5.1

September 13, 2022

Board of Directors Volcon, Inc. 3121 Eagles Nest Suite 120 Round Rock, Texas 78665

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-1 to be filed on the date hereof by Volcon, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) 22,072,464 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The Shares consist of (i) up to 9,057,971 shares of the Company’s common stock issuable upon the exercise of the common stock purchase warrants (the “2022 Warrants”) that were issued in a private placement pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 22, 2022, among the Company, Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP (the “Purchasers”); (ii) up to 12,077,295 shares of the Company’s common stock issuable upon conversion of the senior convertible notes, as amended on September 6, 2022 (the “Notes”) that were issued in a private placement pursuant to the SPA; (iii) up to 603,864 shares of the Company’s common stock issuable upon the exercise of the common stock purchase warrant (the “Placement Agent Warrant”) that was issued to Aegis Capital Corp. (“Aegis”) in connection with a private placement pursuant to the Placement Agent Agreement (the “Placement Agent Agreement”), dated August 22, 2022, between the Company and Aegis; and (iv) up to 333,334 shares of the Company’s common stock issuable upon the exercise of the common stock purchase warrant (the “Underwriter Warrant” and together with the 2022 Warrants, the Notes and the Placement Agent Warrant, the “Securities”) that was issued to Aegis pursuant to the Underwriting Agreement (the “Underwriting Agreement”) dated February 1, 2022 between the Company and Aegis. The Shares may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, and all exhibits thereto;

(ii)	the Prospectus

(iii)	the Amended and Restated Certificate of Incorporation of the Company, as presently in effect (the “Certificate”);

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

(v)	resolutions of the Company’s Board of Directors (the “Board”) adopted on September 8, 2022 relating to the authorization for the Registration Statement, the issuance and sale of the Shares and other related matters;

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(vi)	the Purchase Agreement;

(vii)	the Placement Agent Agreement;

(viii)	the Underwriting Agreement; and

(ix)	the Securities.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of any sales of Shares thereunder); and (f) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations under, the Shares will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion letter which we render herein is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Securities (including the payment of any conversion or exercise price specified therein), will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

Holland & Knight LLP

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